EXHIBIT 10.5

FORM OF
PERFORMANCE-BASED
RESTRICTED STOCK AWARD

Granted by

KEARNY FINANCIAL CORP.

under the

KEARNY FINANCIAL CORP.
2016 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2016 Equity Incentive Plan (the “Plan”) of Kearny Financial Corp. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.  Any reference to the “Bank” herein shall refer to Kearny Bank and any reference to “Employer” shall mean either or both the Company and the Bank.

1. Name of Participant: _________________________________

2. Date of Grant: December 1, 2016

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award:

(subject to adjustment pursuant to Section 9 hereof).

4.
 Vesting Schedule.  Except as otherwise provided in this Agreement, this Restricted
  Stock Award first becomes earned in accordance with the vesting schedule specified in Exhibit A attached to this Agreement.  The Participant must be employed as of the
  applicable December 1 following the   applicable fiscal year end to vest and to receive
  the number of shares calculated in accordance with this Agreement and Exhibit A.

  In addition, vesting will automatically accelerate pursuant to Sections 2.9 and 4.1 of the Plan (in the event of death, Disability or Involuntary Termination at or following a Change in Control).

5.               Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  The Restricted Stock awarded to the Participant will not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.

6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require shareholder vote.

6.2
Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be delayed and distributed to the Participant at the time the Restricted Stock Award vests.  No dividend will be paid with respect to any Restricted Stock Award subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award will be subject to the same restrictions and will vest at the same time as the shares of Restricted Stock from which said dividends were derived.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.            Change in Control.

8.1	In the event of an Involuntary Termination at or following a Change in Control, all Restricted Stock Awards held by the Participant will become fully vested.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.             Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.           Effect of Termination of Service on Restricted Stock Award.

10.1           This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(iii)
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, any Restricted Stock award that has not vested as of the date of Termination of Service will expire and be forfeited.  “Retirement” shall have the meaning set forth in Section 8.1(bb) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will expire and be forfeited.

(iv)
Other Termination.  If a Participant terminates Service for any reason other than due to death, Disability, Involuntary Termination at or following a Change in Control or for Cause, all shares of  Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

11.           Miscellaneous.

11.1	No Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of New Jersey.

11.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

KEARNY FINANCIAL CORP.

By: _____________________
Its:  _____________________

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2016 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2016 Equity Incentive Plan.

PARTICIPANT

                                                                                             __________________________

EXHIBIT A

VESTING SCHEDULE

The Restricted Stock Awards granted under the Plan may vest in five (5) annual installments, provided that the annual performance metrics are achieved, as follows:

Number of Restricted Stock Awards	Performance Metric Determined at FYE	Return on Average Assets

	June 30, 2017	0.36%
	June 30, 2018	TBD*
	June 30, 2019	TBD*
	June 30, 2020	TBD*
	June 30, 2021	TBD*

*  The Return on Average Assets performance metric will be determined annually.

The number of restricted stock awards that will become vested is the product of (i) the number of restricted stock awards that may vest, and (ii) the percentage of the performance metric obtained.

Example 1A (Year 1):  100% of Performance Metric is Achieved.  The Committee determines that, for the fiscal year ended June 30, 2017, the Company’s Return on Average Assets is 0.36%.  Since 100% of the target was achieved,   (  multiplied by 100%) shares of restricted stock will vest on December 1, 2017 based on that current year’s performance.

Example 1B (Year 1):  50% of Performance Metric is Achieved.  The Committee determines that, for the fiscal year ended June 30, 2017, the Company’s Return on Average Assets is 0.18%.  Since only 50% of the target was achieved,   (  multiplied by 50%) shares of restricted stock will vest on December 1, 2017 based on that current year’s performance.  The remaining   unearned shares (  multiplied by 50%) are carried over and held in reserve and may be potentially earned in future periods as compensation for over-performance during those subsequent periods (see Example 2C below).

Example 1C (Year 1):  150% of Performance Metric is Achieved.  The Committee determines that, for the fiscal year ended June 30, 2017, the Company’s Return on Average Assets is 0.54%.  Since greater than 100% of the target was achieved,   (  multiplied by 100%) shares of restricted stock will vest on December 1, 2017 based on that current year’s performance.  An additional   shares (  multiplied by 50%) are carried over and held in reserve and may be potentially earned in future periods to offset the effects of under-performance during those subsequent periods (see example 2B below).

Example 2A (Year 2):  100% of Performance Metric is Achieved.  Beginning with the facts presented in Example 1A, 1B or 1C, the Committee determines that, for the fiscal year ended June 30, 2018, the Company’s achieves 100% of the Return on Average Assets performance target established for that period.  Since 100% of the target was achieved,  (  multiplied by 100%) shares of restricted stock will vest on December 1, 2018.  Carryovers from Example 1B (prior under-performance) or Example 1C (period over-performance) are not earned during Year 2 but deferred for potential earning in future periods.

Example 2B (Year 2):  50% of Performance Metric is Achieved.  The Committee determines that, for the fiscal year ended June 30, 2018, the Company’s Return on Average Assets from July 1, 2017 to June 30, 2018 equals 50% of the annual performance metric established for that year.

•
Beginning with facts presented in Example 1A: Since only 50% of the target was achieved in Year 2,  (  multiplied by 50%) shares of restricted stock will vest on December 1, 2018 based on that current year’s performance.  The remaining   unearned shares (  multiplied by 50%) are carried over and held in reserve and may be potentially earned in future periods as compensation for over-performance during those subsequent periods.

•
Beginning with facts presented in Example 1B: Since only 50% of the target was achieved in Year 2,  (  multiplied by 50%) shares of restricted stock will vest on December 1, 2018 based on that current year’s performance.  The remaining   unearned shares (  multiplied by 50%) are added to those carried over from Year 1 resulting in a cumulative total of   shares being held in reserve.  Such shares may be potentially earned in future periods as compensation for over-performance during those subsequent periods.

•
Beginning with facts presented in Example 1C: Since only 50% of the target was achieved,  (  multiplied by 50%) shares of restricted stock will vest on December 1, 2018 based on that current year’s performance.  However, the  shares previously held in reserve based on the prior year’s over-performance are “earned back” in the current year.  Consequently, a total of  shares are earned and vested during the current year.

Example 2C (Year 2):  150% of Performance Metric is Achieved.  The Committee determines that, for the fiscal year ended June 30, 2018, the Company’s Return on Average Assets from July 1, 2017 to June 30, 2018 equals 150% of the annual performance metric established for that year.

•
Beginning with facts presented in Example 1A: Since greater than 100% of the target was achieved in Year 2,   (  multiplied by 100%) shares of restricted stock will vest on December 1, 2018 based on that current year’s performance.  An additional   shares (  multiplied by 50%) are carried over and held in reserve and may be potentially earned in future periods to offset the effects of under-performance during those subsequent periods.

•
Beginning with facts presented in Example 1B: Since greater than 100% of the target was achieved in Year 2,   (  multiplied by 100%) shares of restricted stock will vest on December 1, 2018 based on that current year’s performance.  However, the   shares previously held in reserve based on the prior year’s under-performance are “earned back” in the current year.  Consequently, a total of   shares are earned and vested during the current year.

•
Beginning with facts presented in Example 1C: Since greater than 100% of the target was achieved in Year 2,   ( multiplied by 100%) shares of restricted stock will vest on December 1, 2018 based on that current year’s performance.  An additional   shares (  multiplied by 50%) are added to those carried over from Year 1 resulting in a cumulative total of   shares being held in reserve.  Such shares may be potentially earned in future periods to offset the effects of under-performance during those subsequent periods.

Date of Vesting and Employment Requirement:  The Participant must be employed, except in the event of death, Disability or an Involuntary Termination at or following a Change in Control, as of the December 1 following the applicable fiscal year end to vest and to receive the number of shares calculated in accordance with the above examples.  If a Participant terminates employment for any reason other than due to death, Disability, or an Involuntary Termination at or following a Change in Control prior to the December 1 following the applicable fiscal year end, all shares of Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.  For the avoidance of doubt, the Participant will become vested in all non-vested restricted stock awards upon an Involuntary Termination of Employment following a Change in Control on the date of such event.

Effects of Cumulative Over-Performance and Under-Performance:  The aggregate number shares carried over and held in reserve from period to period due to cumulative net under-performance shall only be earned by the participant through the over-performance in a subsequent period.  Similarly, the aggregate number of shares carried over and held in reserve from period to period due to cumulative net over-performance shall only be earned by the participant through the under-performance in a subsequent period.  Shares shall only be earned by the participant during the five-year vesting period presented above.  Consequently, any unearned shares held in reserve due to cumulative under-performance, as described in the example above,  shall be forfeited by the participant upon the expiration of the five-year vesting period noted above.  Conversely, the cumulative number of shares that may be earned by the participant is limited to 100% of the shares granted.  Consequently, a participant’s ability to earn any shares held in reserve resulting from cumulative over-performance ceases upon the expiration of the five-year vesting period noted above.

Amount of Taxation Determined Each December 1: For income tax purposes, compensation income will be determined as of the applicable December 1 following the applicable fiscal year end in which the shares of Restricted Stock become vested based on the fair market value of the shares vesting on December 1.

Return on Average Assets:  The Committee has sole discretion to determine whether the performance measures have been achieved.  In determining whether performance measures have been met, the Committee may take into consideration any nonrecurring or extraordinary items that affect income, expense, gain or loss and other factors it may deem relevant.  Extraordinary items include events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence.